EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Announces Departure of Chief Medical Officer (CMO); Company Appoints Burkhard Blank, M.D. as Interim CMO

ARDSLEY, N.Y. – December 21, 2015 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that Chief Medical Officer (CMO) Enrique Carrazana, M.D. is leaving the Company effective January 4, 2016. Burkhard Blank, M.D., who has served as CMO for several biopharmaceutical companies including Boehringer Ingelheim, will assume the responsibilities of CMO on an interim basis. Dr. Carrazana is expected to serve as a consultant to the Company following his departure.

“We thank Enrique for his significant contributions to Acorda during the last four years, as we grew from having a single product to a robust pipeline of six clinical-stage compounds, including three Phase 3 programs,” said Ron Cohen, M.D., President and CEO of Acorda Therapeutics. “We anticipate that Burkhard, who has led multiple clinical programs successfully to FDA approval, will contribute substantially to Acorda's programs going forward."

Dr. Blank has more than 25 years of industry experience, holding senior leadership positions with responsibility for managing international clinical trial programs, as well as heading regulatory affairs, statistics, drug safety and related departments. As CMO of Boehringer Ingelheim Pharmaceuticals, Inc., Dr. Blank oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two U.S. Food and Drug Administration (FDA) Advisory Committee Meetings; all five NDAs received FDA approval.

Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies. Dr. Blank is a Board-certified internist and received his medical degree from Universitaet Marburg, Germany.

Prior to his appointment as interim CMO, Dr. Blank served as a consultant to the Company’s commercial and business development departments.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg. The Company has one of the leading pipelines in the industry of novel neurological therapies. Acorda is currently developing a number of clinical and preclinical stage therapies. This pipeline addresses a range of disorders including post-stroke walking deficits, Parkinson’s disease, epilepsy, heart failure, MS and spinal cord injury.

For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to realize the benefits anticipated from the Civitas transaction and to successfully integrate Civitas' operations into our operations; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz (diazepam) Nasal Spray, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen International GmbH in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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